Exhibit 10.1

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made and entered into as of the day of                          by and between Digital Music Group, Inc., a Delaware Corporation (the “Corporation”), and (“Director”).

WITNESSETH THAT:

WHEREAS, Director is a member of the Board of Directors of the Corporation, and in such capacity performs a valuable service for the Corporation; and

WHEREAS, the Corporation has adopted and its stockholders have approved a Certificate of Incorporation (“Certificate of Incorporation”) and bylaws (the “Bylaws”) which provide for the indemnification of the Corporation’s directors and officers to the fullest extent permitted by the General Corporation Law of Delaware (the “DGCL”); and

WHEREAS, the Corporation recognizes that the indemnification provided by this Agreement is of great importance in attracting highly qualified individuals, such as Director, to serve as members of its Board of Directors; and

WHEREAS, in order to induce Director to continue to serve as a member of the Board of Directors of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Director for the purpose of fully implementing the provisions of the DGCL, the Certificate of Incorporation and the Bylaws.

NOW, THEREFORE, in consideration of Director’s continued service as a director after the date hereof, the parties hereto agree as follows:

1. Indemnity of Director. The Corporation hereby agrees to hold harmless and indemnify Director to the fullest extent authorized by the provisions of the DGCL, as it may be amended from time to time.

2. Additional Indemnity. Subject only to the limitations set forth in Section 3 hereof, the Corporation hereby further agrees to hold harmless and indemnify Director:

(a)	against any and all Expenses (as defined below), judgments, fines and amounts paid in settlement actually and reasonably incurred by Director in connection with any Proceeding (as defined below) to which Director is, was or at any time becomes a party, or is threatened to be made a party, by reason of the Director’s Corporate Status (as defined below);

(b)	against any and all Expenses actually and reasonably incurred by Director in any Proceeding to which Director is not a party but in which he is a witness by reason of his Corporate Status (as defined below); and

(c)	otherwise to the fullest extent as indemnification may be provided to Director by the Corporation under the provisions of the DGCL, the Certificate of Incorporation and the Bylaws.

For purposes of this Agreement:

“Corporate Status” describes the status of a person who is or was a director, officer, employee or agent of the Corporation or of any other corporation, partnership or joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation.

“Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Director or the amount of judgments or fines against Director.

“Proceeding” shall mean any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether formal or informal and whether brought in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature; provided that the term “Proceeding” shall not include any action, suit or arbitration initiated by Director to enforce Director’s rights under this Agreement.

3. Limitations on Additional Indemnity. No indemnification pursuant to Section 2 hereof shall be paid by the Corporation for any of the following:

(a)	to the extent that Director is or has been reimbursed pursuant to Section 1 hereof or any Directors and Officers Liability Insurance (“D & O Insurance”) purchased and maintained by the Corporation;

(b)	with respect to remuneration paid to Director if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law;

(c)	on account of any suit pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, and amendments thereto or similar provisions of any federal, state or local statutory law in which judgment is rendered against Director for an accounting of profits made from the purchase or sale by Director of securities of the Corporation;

(d)	if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful; or

(e)	on account of any action, suit or proceeding (other than a proceeding referred to in Section 8(b) hereof) commenced by the Director against the Corporation or against any officer, director or shareholder of the Corporation unless authorized in the specific case by action of the Board of Directors.

4. Contribution. If the indemnification provided in Sections 1 and 2 is unavailable and may not be paid to Director for any reason other than those set forth in Section 3, then in respect of any Proceeding in which the

Corporation is jointly liable with Director (or would be if joined in such Proceeding), the Corporation shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Director in such proportion as is appropriate to reflect (i) the relative benefits received by the Corporation on the one hand and Director on the other hand from the transaction from which such Proceeding arose, and (ii) the relative fault of the Corporation on the one hand and of Director on the other in connection with the events which resulted in such Expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Corporation on the one hand and of Director on the other shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses, judgments, fines or settlement amounts. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or any other method of allocation that does not take account of the foregoing equitable considerations.

5. Continuation of Obligations. All agreements and obligations of the Corporation contained herein shall continue during the period Director is a director, officer, employee or agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or agent of another the Corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Director shall be subject to any Proceeding, by reason of the Director’s Corporate Status.

6. Notification and Defense of Claim. Promptly after receipt by Director of notice of the commencement of any Proceeding, Director will, if a claim in respect thereof is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Director otherwise than under this Agreement. With respect to any such Proceeding as to which Director notifies the Corporation of the commencement thereof:

(a)	The Corporation will be entitled to participate therein at its own expense;

(b)	Except as otherwise provided below, to the extent that it may wish, the Corporation jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel satisfactory to Director (such consent not to be unreasonably withheld). After notice from the Corporation to Director of its election to assume the defense thereof, the Corporation will not be liable to Director under this Agreement for any Expenses subsequently incurred by Director in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Director shall have the right to employ counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Director unless (i) the employment of counsel by Director has been authorized by the Corporation, (ii) Director shall have reasonably concluded that there may be a conflict of interest between the Corporation and Director in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which Director shall have made the conclusion provided for in (ii) above; and

(c)	The Corporation shall not be liable to indemnify Director under this Agreement for any amounts paid in settlement of any action or claim effected without written consent of the Corporation. The Corporation shall not settle any action or claim in any manner that would impose any penalty or limitation on Director without Director’s written consent. Neither the Corporation nor Director will unreasonably withhold its consent to any proposed settlement.

7. Advancement and Repayment of Expenses.

(a)	The Corporation shall advance, to the extent not prohibited by law, the Expenses incurred by Director in connection with any Proceeding, and such advancement shall be made within thirty (30) days after the receipt by the Corporation of a statement or statements requesting such advances (which shall include invoices received by Director in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Director to waive any privilege accorded by applicable law shall not be included with the invoice) from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free. Advances shall be made without regard to Director’s ability to repay the expenses and without regard to Director’s ultimate entitlement to indemnification under the other provisions of this Agreement. Advances shall include any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Corporation to support the advances claimed. The Director shall qualify for advances upon the execution and delivery to the Corporation of this Agreement which shall constitute an undertaking providing that the Director undertakes to the fullest extent permitted by law to repay the advance if and to the extent that it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Director is not entitled to be indemnified by the Corporation. This Section 7(a) shall not apply to any claim made by Director for which indemnity is excluded pursuant to Section 3. The right to advances under this Section 7(a) shall in all events continue until final disposition of any Proceeding, including any appeal therein; and

(b)	Director agrees that Director will reimburse the Corporation for all reasonable Expenses paid by the Corporation in defending any Proceeding against Director in the event and only to the extent it shall be ultimately determined by (i) a final judicial decision (from which there is no right of appeal), or (ii) in the event that no court has standing to determine such matter, by binding arbitration or other appropriate judicial or quasi-judicial proceeding, that Director is not entitled, under applicable law, the Certificate of Incorporation or Bylaws, this Agreement or otherwise, to be indemnified by the Corporation for such expenses.

8. Enforcement.

(a)	The Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on the Corporation hereby in order to induce Director to serve as a director of the Corporation, and acknowledges that Director is relying upon this Agreement in serving in such capacity.

(b)	In the event Director is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, the Corporation shall reimburse Director for all of Director’s Expenses in bringing and pursuing such action.

9. No Imputation. The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Corporation shall not be imputed to Director for purposes of determining the right to indemnification in any matter arising under or related to this Agreement.

10. Determination of Good Faith. For purposes of any determination of good faith, Director shall be deemed to have acted in good faith if Director’s action is based on the records or books of account of the Corporation, including financial statements, or on information supplied to Director by the officers of the Corporation in the course of their duties, or on the advice of legal counsel for the Corporation or the Board of Directors or counsel selected by any committee of the Board of Directors or on information or records given or reports made to the Corporation by an independent certified public accountant or by an appraiser, investment banker, compensation consultant, or other expert selected with reasonable care by the Corporation or the Board of Directors or any committee of the Board of Directors. The provisions of this Section 10 shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Director may be deemed to have met the applicable standard of conduct in any matter arising under or related to this Agreement.

11. Partial Indemnification. If Director is entitled under any provision of this Agreement to indemnification by the Corporation for some or a portion of any Expense or any judgment, fine or amount paid in settlement relating to a Proceeding, but not, however, for all of the total amount thereof, the Corporation shall nevertheless indemnify Director for the portion thereof to which Director is entitled.

12. No Duplication of Payments. The Corporation shall not be liable under this Agreement to make any payment to Director to the extent Director has otherwise actually received payment under any insurance policy, provision of this Agreement, provision of the Company’s Certificate of Incorporation or Bylaws, or otherwise.

13. Separability. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

14. Governing Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

15. Binding Effect. This Agreement shall be binding upon Director and upon the Corporation, and their respective successors and assigns, and shall inure to the benefit of Director, his or her heirs, personal representatives and assigns and to the benefit of the Corporation, its successors and assigns. The Corporation shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part, of the business and/or assets of the Corporation, by written agreement in form and substance satisfactory to the Director, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

16. Amendment and Termination. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

17. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to any right Director may have for recovery of the amounts so paid from any third party. Director agrees to execute all documents required and do all other acts necessary to effect the foregoing provisions and permit the Corporation to enforce the rights so subrogated.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

DIGITAL MUSIC GROUP, INC.

________________________________

By: _______________________

Its: _____________________

DIRECTOR:

_______________________________

Name: